EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-83676, 33-95766, 333-40316, and 333-100420 of Columbia Banking Systems, Inc. on Form S-8 of our report dated February 14, 2003, appearing in this Annual Report on Form 10-K of Columbia Banking Systems, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Seattle, WA

March 14, 2003